Exhibit 10.17

Master Lease Number: 81344

Master Lease Agreement

This Master Lease Agreement #81344 dated  March           6           , 2014 (the “Master Lease”) is entered into between CIT Finance LLC (“we”, “us” or “Lessor”) and SigmaTron International, Inc., ( “you” “your” and “lessee”) and contains the terms of your agreement with us.

1. PRODUCTS LEASED:  We agree to lease to you and you agree to lease from us the equipment ("Equipment"), software license rights, ("Software"), and/or Services ("Services", and collectively "Products") as identified in the schedules ("Schedule") executed from time to time in accordance with this Master Lease.  Each affiliate identified on Exhibit A hereto, as amended from time to time, may place Schedules under this Master Lease and  you and each affiliate on a Schedule shall be a co-lessee of the Products and jointly and severally liable for all obligations arising under such Schedules entered into under this Master Lease.  Each Schedule shall incorporate the terms and conditions of this Master Lease, and shall include such other terms as we shall agree upon.  Each Schedule is a separate and assignable lease, independent of all other Schedules.  In the event of a conflict between this Master Lease and the provisions of a Schedule, the provisions of the Schedule shall control.

2.  TERM AND RENT:  This Master Lease shall commence on the date set forth above and shall continue in effect so long as any Schedule remains in effect.  YOU AGREE THAT EACH SCHEDULE UNDER THIS MASTER LEASE IS A NET MASTER LEASE, WHICH MAY NOT BE TERMINATED OR CANCELLED; THAT YOU HAVE AN UNCONDITIONAL OBLIGATION TO MAKE ALL PAYMENTS DUE UNDER THE SCHEDULE ACCORDING TO THE TERMS SET FORTH IN THE SCHEDULE, AND THAT YOU CANNOT WITHHOLD, SET OFF, OR REDUCE SUCH PAYMENTS FOR ANY REASON.  All payments due under any Schedule shall be paid in US dollars and paid by SigmaTron International, Inc., from the United States.  You authorize us to adjust the lease payment under each Schedule proportionally by not more than 20% of such payment if the actual total Cash Price (which is all amounts we have paid in connection with the purchase, delivery and installation of the Equipment, including any trade up and buyout amounts) differs from the estimated Total Cash Price.

3.  PURCHASE CONTRACT:  If you have entered into any purchase agreement or purchase order contract for Products ("Purchase Contract") with any supplier, you assign to us your rights under such Purchase Contract, including any rights granted by a manufacturer, Vendor, supplier or licensor (collectively, "Supplier") with respect to software license renewal or maintenance rights, but none of your obligations (other than the obligation to pay for the Products if accepted by you).  If you have not entered into a Purchase Contract, you authorize us to enter into a Purchase Contract on your behalf.  You will arrange for the delivery of the Products to you.

4.  ASSIGNMENT.  YOU  MAY  NOT  ASSIGN,  SELL,  TRANSFER  OR  SUBLEASE  THE  EQUIPMENT OR YOUR INTEREST IN THIS MASTER LEASE OR ANY SCHEDULE WITHOUT OUR  PRIOR  WRITTEN  CONSENT,  WHICH  CONSENT  SHALL  NOT  BE  UNREASONABLY  WITHHELD WITH US ACTING IN A COMMERCIALLY REASONABLE MANNER. We may, without notifying you, sell, assign, or transfer this Master Lease or any Schedule and our rights to the Products. You agree that the new owner will have the same rights and benefits that we have now under this Master Lease and any Schedule but not our obligations, which obligations we will remain responsible for. The rights of the new owner will not be subject to any claims, defenses or set-off that you may have against us or the Supplier.

5. NO WARRANTIES:  We are leasing the Products to you "AS-IS".  YOU ACKNOWLEDGE THAT WE DO NOT MANUFACTURE THE PRODUCTS, WE DO NOT REPRESENT THE MANUFACTURER, SUPPLIER, AND YOU HAVE SELECTED THE PRODUCTS AND SUPPLIER BASED UPON YOUR OWN JUDGMENT.  WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.  YOU AGREE  THAT  REGARDLESS  OF  CAUSE,  WE  ARE  NOT  RESPONSIBLE  FOR AND YOU WILL NOT MAKE ANY CLAIM AGAINST US FOR ANY DAMAGES,  WHETHER CONSEQUENTIAL, DIRECT, SPECIAL, OR INDIRECT. YOU AGREE THAT NEITHER VENDOR NOR ANY SALESPERSON, EMPLOYEE OR AGENT OF VENDOR IS OUR AGENT OR HAS ANY AUTHORITY TO SPEAK FOR US OR TO BIND US IN ANY WAY. To the extent we have the right to do so, we transfer to you for the term of each Schedule any warranties made by the manufacturer or Vendor with respect to the Equipment leased pursuant to such Schedule.  You agree that you will not assert against us any claim or defense that you have against the Supplier.

6.  PRODUCTS LOCATION; USE AND REPAIR; RETURN.  Unless you are given a PUT option under a Schedule, we are the owner of the Equipment.  You agree to keep the Products free from liens and encumbrances.  For Products based in the United States, you may move the Products within the continental United States provided you give us written notification of the move within 30 days of the move, and you agree that you will be liable for any increase in any personal property taxes as a result of that relocation. For laptop computers, PDAs, and other mobile devices, the location listed on the Schedule is its base location (“Base Location”) but these mobile devices may be temporarily located at other locations and you will notify us and be responsible for any tax increases should the Base Location change.  At your own cost and expense, you will keep the Products eligible for any manufacturer’s certification in compliance with all applicable laws, and in good condition, except for ordinary wear and tear. You will not make any alterations, additions or replacements to the Products without our prior written consent which will not be unreasonably withheld or delayed. All alterations, additions or replacements will become part of the Products and our property at no cost or expense to us. We may inspect the Products during normal business hours after advance notice to you.  Unless you purchase the   Products at the end of a Schedule, you will immediately deliver the Products to the party and location directed by us in our return authorization in as good condition as when you received it, except for ordinary wear and tear.  You will pay all outstanding lease payments, late charges, insurance charges, and our estimated property taxes on the Products based upon the prior year’s actual property tax, shipping and other expenses, and you will insure the Products for its full replacement value during shipping.  Unless we request return to us, you must retain physical possession of the Products through the end of the initial or any renewal lease term of any Schedule.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What that means for you:  When you open an account, we will ask for (i) if you are a legal entity, your name, address, and other information that will allow us to identify you; (ii) if you are an individual, your name, address and date of birth.  We may also ask to see your driver’s license or other identifying documents.

BY SIGNING BELOW, YOU CERTIFY THAT YOU HAVE RECEIVED AND REVIEWED THIS MASTER LEASE AND THAT EACH OF THE PROVISIONS SET FORTH IN THIS MASTER LEASE IS CLEAR AND LEGIBLE.    (i) you acknowledge that you have read and understand the terms and conditions of this master lease and any schedule; (ii) You agree that any schedule to this master lease is a net lease, which you cannot terminate or cancel, and that you have an unconditional obligation to make all payments under such schedule, and you cannot withhold, set off or reduce such payments for any reason; (iii) You will use the products covered under a schedule only for business purposes; and (iv) You agree that by providing a telephone number to a cellular or other wireless device, you are expressly consenting to receive communications from us, our affiliates and agents (for non-marketing purposes) at that number, including but not limited to, prerecorded and artificial voice messages, text messages, and calls from automated telephone dialing systems; these calls may incur fees from your cellular provider; and this consent applies to each such telephone number your provide to us now or in the future.

LESSOR: CIT Finance LLC	LESSEE: SigmaTron International, Inc.
10201 Centurion Parkway N. #100	Lessee Legal Name
Jacksonville, FL 32256
2201 Landmeier Road
Street Address
Elk Grove Village, Il 60007
City, State, Zip

X /s/ Magalie Gilbert	X /s/ Linda K. Frauendorfer
Authorized Signature	Authorized Signature
Magalie Gilbert	X Linda K. Frauendorfer
Printed Name	Printed Name
Authorized Signatory 3/10/14	X Chief Financial Officer 3/6/14
Print Title Date Signed	Print Title Date Signed
X
Federal Tax ID #

Exhibit 10.17

8.  DATA SECURITY:  Some or all of the items of Equipment returned to us at any time may contain sensitive information or data belonging to your organization, or your customer/clients/patients, that is stored, recorded, or in any way contained within or on the Equipment.  You specifically agree that before the Equipment is shipped to or retrieved by us or our agents, or removed by a supplier, you will, at your sole cost  and expense, permanently destroy, delete and remove all such information and data that is stored, recorded or in any way contained within or on the Equipment, to the extent that further recovery of any of such data and information is not possible.   You have the sole responsibility to so destroy, delete, and remove all data and information stored in or on the Equipment.  We have absolutely no liability for any data or information that you fail to so destroy, delete, and remove.  All hard drives and other data retention components must function as originally installed after data removal.

9.  TAXES. You are responsible for all sales and use (unless you provide us with an acceptable Sale/Use Tax exemption form), personal property or other taxes relating to the use or ownership of the Products, now or hereafter imposed, or assessed by any state, federal or local government or agency.  You agree to pay when due, or reimburse us for all taxes, fines or penalties imposed upon the Products and, if we elect, you agree to pay us estimated property taxes either with each lease payment or at the end of the lease term as more fully set forth herein.  We will file all sales, use and personal property tax returns (unless we notify you otherwise in writing).    We do not have to contest any taxes, fines or penalties; however, you may do so provided (a) you do so in your own name and at your expense, (b) the contest will not result in any sort of lien being placed on the Products or otherwise jeopardize our rights in any of the Products, (c) you pay us for any taxes we remitted to the taxing authorities even though you may be contesting the taxes and indemnify and hold us harmless for any expenses, including legal expenses, we incur as a result of such contest.  If we file such personal property tax reports, you will pay property taxes as invoiced by us.

10.  LOSS OR DAMAGE; INSURANCE.  You are responsible for installing and keeping the Products in good working order. Except for ordinary wear and tear, you are responsible for protecting the Products from damage, theft, destruction and loss of any kind (“Loss”).  You agree to continue to pay the amounts due and to become due hereunder without setoff or defense even if there is a Loss.  If the Products are damaged or lost, you agree to immediately notify us.  Then, at our option, you must either (a) repair the affected Products so that it is in good condition and eligible for manufacturer certification or (b) pay us the amounts specified in Section 14(b).  During the term of this  Master Lease or any Schedule, you agree that you will (1) insure the Equipment against all loss or damage naming  us as loss payee; (2) obtain liability and third party property damage insurance naming us as an  additional  insured;  and  (3)  deliver  satisfactory  evidence  of  such  coverage  with  carriers,  policy  forms and amounts acceptable to us. All policies must provide that we be given thirty (30) days written notice of any material change or cancellation. If you do not provide evidence of acceptable insurance, we have the right, but no obligation, to obtain insurance covering our interest in the Equipment for the lease term, and renewals. Any insurance we obtain will not insure you against third party or liability claims and may be canceled by us at any time. In the event we obtain the above-described insurance, you will be required to pay us an additional amount each month for the insurance premium and an administrative fee. You agree that we, or one of our affiliates, may make a profit in connection with the insurance we obtain. The cost may be more than the cost of obtaining your own insurance. You agree to cooperate with us, our insurer and our agent in the placement of coverage and with claims. The insurance we obtain (1) will  not name you as an insured, additional insured, or loss payee; (2) will not provide you with liability  insurance; (3) may not pay any claim that you make; (4) will not pay any claim made against you;  and (5) may be cancelled by us at any time.  If you later provide evidence that you have obtained acceptable insurance, we will cancel the insurance we obtained.

11.  LATE CHARGES.   If any payment is not made within 10 days of its due date, you agree to pay a late charge at the rate of seven percent (7%) of such late payment, but in no event greater than the maximum rate allowable under applicable law.

12.  SECURITY INTEREST.  In the event any Schedule is deemed to be a lease intended for security, you grant us a purchase money security interest in the Products (including any replacements, substitutions, additions, attachments and proceeds).  YOU AUTHORIZE US TO FILE FINANCING STATEMENTS TO PROTECT OUR INTEREST IN THE PRODUCTS.

13. DEFAULT.  Each of the following is a “Default” under this Master Lease and any Schedule: (a) you fail to pay any Lease  Payment or any other payment within  30  days of its due date and such Default continues for a period of 10 days after notice of Default has been given to you; (b) you do not perform any of your  other obligations under this Master Lease or any Schedule or in any other agreement with us or with any of our affiliates  and this failure continues for  30  days after we have notified you of it; (c) you become insolvent, you  dissolve, you assign your assets for the benefit of your creditors, you sell, transfer or otherwise  dispose  of  all  or  substantially  all  of  your  assets,  or  you  enter  (voluntarily  or  involuntarily)  any  bankruptcy or reorganization proceeding; (d) without our prior written consent, which will not be  unreasonably withheld or delayed, you merge or consolidate with any other entity and you are  not the survivor of such merger or consolidation; or (e) any guarantor of this Master Lease or any Schedule dies, does not  perform its obligations under the guaranty, or becomes subject to one of the events listed in clause  (c) of this Section 13.

14. REMEDIES.  If a Default occurs, we may do one or more of the following: (a) we may cancel or  terminate this Master Lease and/or any or all Schedules and any or all other agreements that we have entered into with you; (b) we may  require you to immediately pay us, as compensation for loss of our bargain and not as a penalty, a  sum equal to (i) the present value of all unpaid Lease Payments for the remainder of the term plus,  the present value of our anticipated residual interest in the Products each discounted at the lesser of (1) the rate implicit in the Schedule, or (2) 4% per year, plus past due interest at the rate of 18% per annum, plus (ii) all other amounts due and to  become due under this Master Lease and any Schedules; (c) we may require you to deliver the Products to us as set forth in Section 6; (d) we or our agent may peacefully repossess the Products without court order and you will not make any claims against us for damages or trespass or any other reason; and (e) we may exercise any other right or remedy available at law or in equity.  In the event of a dispute arising out of this Master Lease or any Schedules, the prevailing party shall be entitled to its reasonable collection costs and attorney fees and costs incurred in enforcing or defending this Master Lease or any Schedules. If we take possession  of the Products we may sell or otherwise dispose of it with or without notice, at a public or private sale, and apply the net proceeds (after we have deducted all costs related to the sale or disposition of the Products) to the amounts that you owe us.  You will remain responsible for any    amounts that are due after we have applied such net proceeds.  You agree that if notice of sale is required by law to be given, 10 days notice shall constitute reasonable notice. If we delay or fail to enforce any of our rights under this Master Lease or any Schedules, we will still be entitled to enforce those rights at a later time.

15.  FINANCE LEASE STATUS.  You agree that if Article 2A-Leases of the Uniform Commercial Code applies to a Schedule, such Schedule will be considered a “finance lease” as that term is defined in Article 2A. By signing each Schedule, you agree that either (a) you have reviewed, approved, and  received a copy of the purchase contract or (b) that we have informed you of the identity of the  Supplier,  that you may have  rights  under the  purchase  contract, and that you may contact the  supplier for a description of those rights.  TO THE EXTENT PERMITTED BY APPLICABLE LAW,  YOU  WAIVE ANY AND ALL  RIGHTS AND  REMEDIES  CONFERRED  UPON A  LESSEE  BY  ARTICLE 2A.

16.  PURCHASE; AUTOMATIC RENEWAL.  If  no  Default  has  occurred  and  is  continuing under this Master Lease or any Schedule, you will purchase all (but not less than all) of the Products covered by such Schedule at the PUT Price shown on such Schedule, plus any applicable taxes and if the purchase occurs after the rendition date for any personal property taxes on the Products you agree to pay us the estimated property tax based upon the prior year’s actual property tax.    Unless the Schedule includes a PUT, you must give us at least 90 days but not more than 180 days written notice before the end of the initial term of a Schedule, or 30 days prior to the end of any renewal term, that you will purchase the Products or that you will return all the Products to us. If you do not give us such written notice or if, having given such notice, you do not purchase or deliver the Products in accordance with the terms and conditions of this Master Lease and the applicable Schedule, the applicable Schedule will automatically renew for an initial 3 month renewal term and thereafter renew for successive one month terms unless and until you give us the 30 day notice and either purchase or deliver the Products to us. Each month during a renewal term the Lease Payment will remain the same. If your payment frequency is monthly your payments during renewal remain the same.  If your payment frequency is other than monthly, then your renewal payment shall be the monthly equivalent of your periodic payment amount.  We may cancel an automatic renewal term by sending you written notice 10 days prior to such renewal term. If the Fair Market Value Purchase Option has been selected under any Schedule, we will use our reasonable judgment to determine the Product's fair market value as configured, in place and installed.  You agree that the Fair Market Value is the amount that may reasonably be expected for the installed Products in an exchange between a willing buyer and a willing seller, including costs to make the Products fully operational. If you do not agree with our determination of the Product's in use and in place fair market value, the fair market value (in use and in place) will be determined at your expense by an independent appraiser mutually acceptable to you and us.    Upon payment of the PUT Price, we shall transfer our interest in the Products to you "AS-IS, WHERE IS” without any representation or warranty whatsoever except that we warrant that our right title and interest in the Equipment is conveyed free and clear of all claims, liens and encumbrances arising by reason of any act or omission of Lessor other than the leasehold interest, or right, title or interest created in favor of you and / or a co-lessee identified on a Schedule and the applicable Schedule will terminate.

17. INDEMNIFICATION. You are responsible for and agree to indemnify and hold us harmless from any (a) losses, damages, penalties claims, suits  and  actions  (collectively  “Claims”),  whether  based  on  a  theory  of  strict  liability  or  otherwise  caused by or related to the manufacture, installation, ownership, use, lease, possession or delivery of the Products or any defects in the Products and (b) all reasonable costs and attorneys' fees incurred by us relating to any Claim.  You agree to reimburse us for and if we request, to defend us against, any Claims, except Claims caused by our willful misconduct. You agree that your obligations under this Section 17 and Section 9 shall survive the termination of this Master Lease for Claims arising during the term of this Master Lease or any Schedule.

18. SOFTWARE: The Products provided hereunder may include certain Software imbedded, or loaded on the Equipment, that you agree to use consistent with the underlying software license granted to you under your Purchase Contract. You acknowledge that such Software enhances the value of the Products.  Where  required  by  the  Software  owner,  you  agree  to  execute  a separate license agreement with the owner for the use of the Software (“License Agreement”).  We do not have any obligations under the License Agreement however, you have granted us certain rights under this Master Lease or any Schedule pertaining to the Equipment on which the software is loaded and agree to not remove any software without our written consent. Except as expressly modified by this Section 17, all the terms and conditions of this Master Lease shall apply to the Software including, without limitation, Section 5.

19.  ELECTRONIC TRANSMISSION; COUNTERPARTS:  A fax or electronically transmitted signed version of this Master Lease or a Schedule, when received by us, shall be binding on you for all purposes as if originally signed. Any Schedule or this Master Lease is not binding on us until we sign it. We may accept this Master Lease or any Schedule hereunder by signing, either manually or electronically. This Master Lease or a Schedule may be signed in counterparts each of which will be considered an original such all counterparts will be considered and constitute one and the same agreement or Schedule. If you transmit this Master Lease or Schedule by fax or electronically, you agree that the only version of the Master Lease or Schedule that is the original for all purposes is the version containing your faxed or scanned signature and our signature.  The Master Lease and any related Schedule(s) may be retained electronically and you agree that any such electronic version shall be fully enforceable without the need to produce an original; however, we may request original signature documents.

20. CREDIT INFORMATION/FINANCIAL STATEMENTS: YOU AUTHORIZE US OR ANY OF OUR AFFILIATE TO OBTAIN CREDIT BUREAU REPORTS, AND MAKE OTHER CREDIT INQUIRIES THAT WE DETERMINE ARE NECESSARY.  You agree to provide us copies of your balance sheet, income statement and other financial reports as we may reasonably request.

21. MISCELLANEOUS.  a) Choice of Law. This Master Lease and all Schedules shall be governed by the laws of the State of Utah (without regard to the conflict of laws principles of such state). (b) Jury Trial. YOU EXPRESSLY WAIVE TRIAL BY JURY AS TO ALL ISSUES ARISING OUT OF OR RELATED TO THIS MASTER LEASE OR ANY SCHEDULE. (c) Entire Agreement. The Master Lease and all Schedules constitute the entire agreement between you and us and supersede all prior agreements. (d) Enforceability. If any provision of this Master Lease or a Schedule is unenforceable, illegal or invalid, the remaining provisions shall continue to be effective. (e) Amendment. This Master Lease or any Schedule may not be modified or amended except by a writing signed by you and us, either manually or electronically. You agree however, that we are authorized, without notice to you, to supply missing information or correct obvious errors in any Schedule and this Master Lease, such as serial numbers, or correct typographical, immaterial, or obvious errors in this Master Lease provided that such change does not materially alter your obligations under this Master Lease.    (f) Notice. All notices shall be in writing and shall be delivered to the appropriate party personally, by private courier, by facsimile transmission, or by mail, postage prepaid, at its address shown herein or to such other address as directed in writing by such party.        (g) Usury.  it is the express intent of both of us not to violate any applicable usury laws or to exceed the  maximum amount of interest permitted to be charged or collected by applicable law, and any  excess payment will be applied to the lease payments in inverse order of maturity, and  any thereafter remaining excess will be refunded to you. (h) Prepayment. Prepayment or early termination is not permitted except at such time and on such terms and conditions as Lessor may agree in writing. (i) NSF.  We may also charge you $25.00 for each returned check or if an ACH debit is not honored by your bank. (j) Restrictive Endorsements.  You agree that any restrictive endorsement (such as “payment in full”, “final payment” or otherwise) on any check  submitted in payment for this Master Lease or any Schedule hereunder shall have no force and effect  and that we may cash the check and apply the proceeds without prejudice to our rights under this Master Lease or any Schedules hereunder.  (k) Purchase Orders.  You agree that any purchase orders issued by you in conjunction with this Master Lease or any Schedule hereunder are issued solely for your administrative purposes and no terms or conditions contained in the purchase order will change or modify the terms and conditions of this Master Lease and related Schedules.

Exhibit 10.17

Exhibit A

List of Authorized Affiliates

Standard Components de México, S.A. de C.V.
Carretera Presa la Amistad Km 6.5

Parque Industrial CP 26220

Cd. Acuña, Coahuila.

Ablemex, S.A. de C.V.

Hacienda del Colorado # 21603 T-1

Parque Industrial Presidentes

Tijuana, B. C.

C.P. 22215

Digital Appliance Controls de Mexico., S.A. de C.V.

MIGUEL DE CERVANTES NO. 151

COMPLEJO INDUSTRIAL CHIHUAHUA

CHIHUAHUA, CHIH. MEXICO

C.P. 31109

LESSOR: CIT Finance LLC	LESSEE: SigmaTron International, Inc.

X /s/ Magalie Gilbert	X /s/ Linda K. Frauendorfer
Authorized Signature	Authorized Signature
Magalie Gilbert	X Linda K. Frauendorfer
Printed Name	Printed Name
Authorized Signatory 3/10/14	X Chief Financial Officer 3/6/14
Print Title Date Signed	Print Title Date Signed